Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000    1,252,006,222
FEDERAL RESERVE BK NYC                      00-0000000    1,099,056,000
BANK OF AMERICA SECURITIES LLC              56-2058405      561,514,831
BARCLAYS CAPITAL INC.                       05-0346412      352,051,683
CITIGROUP, INC.                             52-1568099      283,571,915
DEUTSCHE BANK SECURITIES, INC.              13-2730328      157,183,720
SOCIETE GENERALE                            00-0000000      211,979,909
BNP PARIBAS SECURITIES CORP.                13-3235334      163,594,051
ING BANK                                    00-0000000      142,982,146
NATIXIS                                     00-0000000      134,617,085






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000          348,905
FEDERAL RESERVE BK NYC                      00-0000000                0
BANK OF AMERICA SECURITIES LLC              56-2058405        8,262,548
BARCLAYS CAPITAL INC.                       05-0346412       24,001,819
CITIGROUP, INC.                             52-1568099       27,532,359
DEUTSCHE BANK SECURITIES, INC.              13-2730328       55,718,520
SOCIETE GENERALE                            00-0000000          126,489
BNP PARIBAS SECURITIES CORP.                13-3235334        1,251,178
ING BANK                                    00-0000000           68,724
NATIXIS                                     00-0000000            6,841




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    5,308,796,958 D. Total Sales: 207,934,153

                               SCREEN NUMBER : 12